EXHIBIT 16.1




Securities and Exchange Commission
Washington, DC

We have read the change of accounting firm in Pre-effective Amendment No. 2 to the Form SB-2 Registration Statement of Online Power Supply, Inc. and do not disagree with it.


    /s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
February 10, 2000

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